UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

516-466-3100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of One Liberty Properties, Inc., held on June 11, 2014, stockholders (i) elected Charles Biederman, James J. Burns, Patrick J. Callan, Jr. and Louis P. Karol for a three-year term, (ii) approved, on an advisory basis, our compensation of executives, and (iii) ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending  December 31, 2014.

Set forth below are the votes with respect to each such matter: (as of the record date for the Annual Meeting, there were 15,978,064 shares of common stock outstanding).

Proposal 1 – Election of Directors

	For	Against	Abstain	Broker Non-Vote
Charles Biederman	10,504,510	627,202	27,461	3,469,588
James J. Burns	10,682,392	451,315	25,466	3,469,588
Patrick J. Callan, Jr.	10,691,461	441,083	26,629	3,469,588
Louis P. Karol	10,520,326	612,987	25,860	3,469,588

Proposal 2 – Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Vote
10,002,202	1,050,682	106,289	3,469,588

Proposal 3 – Ratification of the Selection of Independent Registered Public Accounting Firm

For	Against	Abstained
14,261,418	48,443	318,900

Item 8.01   Other Events.

On June 11, 2014, we issued a press release relating to (i) our quarterly dividend of $0.37 per share to be paid on July 2, 2014, to stockholders of record as of June 25, 2014 and (ii) three acquisitions we completed since April 1, 2014 for an aggregate  $16.1 million purchase price.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

99.1    Press release dated June 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: June 11, 2014	By:	/s/ David W. Kalish
David W. Kalish Senior Vice President and Chief Financial Officer